May 30, 2006

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities and Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Section 240.14a-12

                              KeySpan Corporation
                              -------------------
                (Name of Registrant as Specified in Its Charter)

                                     (N/A)
                                     -----
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:
     N/A______________________________________________________________
(2)  Aggregate number of securities to which transaction applies:
     N/A______________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     N/A______________________________________________________________

(4)  Proposed maximum aggregate value of transaction:
     N/A______________________________________________________________
(5)  Total fee paid:
     N/A______________________________________________________________

[  ] Fee paid previously with preliminary materials.
[  ] Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing registration statement number, or the Form or Schedule and date of its filing.

(1)  Amount Previously Paid:
     N/A______________________________________________________________
(2)  Form, Schedule or Registration Statement No.:
     N/A______________________________________________________________
(3)  Filing Party:
     N/A______________________________________________________________
(4)  Date Filed:
     N/A______________________________________________________________

The following communication is being distributed to all KeySpan Corporation ("KeySpan") and National Grid employees and will be posted on their respective internal websites.

Integration Update

Volume 1, Issue 7


May 26, 2006


                          FERC MERGER APPLICATION FILED
             Combination of companies will satisfy FERC regulations

As a next important step in moving our integration forward, National Grid and KeySpan filed a joint application yesterday with the U.S. Federal Energy Regulatory Commission (FERC), seeking approval of the proposed merger of the two companies. The filing, required by FERC statute, states the merger is consistent with the public interest and addresses key concerns of the FERC in similar transactions.

In addition to providing the documentation and information required by FERC's regulations, the application demonstrates how the merger will have no adverse impact on wholesale competition. Also, the filing describes how the merger will cause no adverse impact on transmission and regulated wholesale customer rates or on regulation. The merger will also not result in cross-subsidization from regulated operations to unregulated operations. The analysis of the competitive impacts of the merger was done by an independent economist using the framework required by FERC.

FERC approval is required for the transaction to close, estimated for early 2007. The application requests a FERC decision by late October.

Future Updates
We will continue to keep you informed of the team's progress through Integration Update, the integration intranet sites and face-to-face communications. If you have questions at any time, please feel free to contact your sub team leads; use the Integration Hotlines at 1-800-523-1044 (National Grid) or 1-888-698-4397
(KeySpan);       or      e-mail       IntegrationQuestions@us.ngrid.com       or
IntegrationQuestions@keyspanenergy.com.

Additional Information and Where to Find It
-------------------------------------------

KeySpan intends to file with the Securities and Exchange Commission (the "SEC") a definitive proxy statement and other relevant documents in connection with the proposed acquisition of KeySpan by National Grid. We filed a preliminary proxy statement with the SEC on April 28, 2006. Investors and security holders of KeySpan are advised to read the proxy statementd and other relevant documents when they become available, as they will contain important information about the transaction. Investors and security holders may obtain a free copy of the proxy statement and other documents filed by KeySpan with the SEC, when they become available, at the SEC's web site at http:/www.sec.gov.

KeySpan and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its security holders in connection with the proposed acquisition. Information concerning the interests of KeySpan's participants in the solicitation is set forth in KeySpan's Annual Report on Form 10-K (filed with the SEC on February 28, 2006), Quarterly Report on Form 10-Q for the period ended March 31, 2006, KeySpan's preliminary proxy statement (filed with the SEC on April 28, 2006) and will be set forth in the definitive proxy statement relating to the acquisition when it becomes available.